Exhibit 99.1

For Immediate Release
Contact:
Mike Bauer Sr. Director, Finance and Investor Relations (703) 812-7202	Jerry Daly or Carol McCune Daly Gray Public Relations (Media) (703) 435-6293

MeriStar Hospitality Corporation Reports Third Quarter 2005 Results

ARLINGTON, Va., November 1, 2005—MeriStar Hospitality Corporation (NYSE: MHX), one of the nation’s largest hotel real estate investment trusts (REIT), today announced financial results for the third quarter ended September 30, 2005. Highlights of the company’s strong quarterly performance include1:

•	Net loss of $(117) million or $(1.34) per diluted share compared to a net loss of $(27) million or $(0.31) per diluted share for the 2004 third quarter. The 2005 third quarter net loss includes the previously announced $(92) million or $(1.02) per diluted share impact of the defeasance cost, impairment and interest rate swap termination fee related to debt refinancing;

•	Adjusted funds from operations (FFO) per diluted share of $0.09 increased 350 percent compared to $0.02 per diluted share for the 2004 third quarter;

•	Adjusted EBITDA of $39.6 million increased nearly 17 percent compared to $33.9 million in the 2004 third quarter;

•	Revenue per available room (RevPAR) increased 11.5 percent for the comparable hotels, as average daily rate (ADR) rose 11.1 percent and occupancy improved 0.3 percent; and

•	Comparable hotel gross operating profit margins improved 137 basis points, and comparable hotel EBITDA margins improved 166 basis points.

1 FFO, Adjusted FFO, Adjusted EBITDA, and comparable hotel EBITDA margins are non-GAAP financial measures. See the notes to financial information for further discussion of these non-GAAP financial measures.

“We are pleased with the excellent results generated by our properties during the quarter,” said Paul W. Whetsell, chairman and chief executive officer. “Our strategy of reshaping our portfolio to one able to drive rate and improve margins is continuing to produce superior results and increase shareholder value. RevPAR exceeded the upper end of our guidance for the period and was driven almost entirely by rate.” The Marriott Irvine in southern

California and The Ritz-Carlton, Pentagon City in Arlington, Va., which were acquired mid-2004 and excluded from the comparable hotel RevPAR and margin results, achieved RevPAR gains of 26.4 percent and 15.7 percent, respectively, in the third quarter.

The company experienced operating strength in several key markets, including southern California and Washington, D.C., where RevPAR grew 18.6 percent and 11.7 percent, respectively. Additionally, the company’s New Jersey properties experienced a 17.1 percent growth in RevPAR as several renovated properties were able to take advantage of a strong market and drive both occupancy and ADR. The Radisson Lexington Avenue in Midtown Manhattan continued to perform well resulting in $561,000 in distributable cash in the quarter on the company’s equity interest, in addition to the $1.4 million return on the $40 million mezzanine loan.

Renovation Update

In the third quarter, the company invested $19.3 million in non-hurricane related capital improvements at its properties. “As part of our overall capital improvement program, we have invested $78.4 million in renovations and upgrades to our properties over the past nine months, and we are on track to reach our target of $115 million in 2005,” Whetsell said. “Property results are reflecting the positive impacts of this program. For example, the Radisson Chicago, which recently completed improvements to both the guest rooms and public space, including a reconcepting of the street-front restaurant, experienced a 22.1 percent increase in RevPAR for the quarter driven primarily by a 17.1 percent increase in ADR,” Whetsell continued.

“We expect our 2006 capital investment program to be well below 2005 levels as we near completion of our multi-year investment initiative and begin to approach more traditional levels of capital spending,” he added.

Asset Sales

The company sold three hotels, the Marina Hotel San Pedro, the Wyndham Garden

Marietta and the DoubleTree Albuquerque, during the third quarter for total gross proceeds of $25.3 million. On a combined basis, these properties sold for nearly 16 times their trailing twelve-month EBITDA. “Including the sale of the Hilton Monterey in May, we have generated total gross proceeds of $45.8 million year to date,” Whetsell said. “As we indicated last quarter, we have expanded our asset disposition activity to take advantage of the favorable market conditions. Based on our current outlook, we now expect to sell an additional $150 million to $200 million in assets by year-end, with the balance of the dispositions completed in the first quarter of 2006.”

Capital Structure

The company completed several key capital market transactions during the quarter. “We made significant progress toward our objective of strengthening our balance sheet and improving our credit statistics,” said Donald D. Olinger, chief financial officer. “Most significantly, we refinanced our $300 million CMBS loan and repurchased an additional $28.7 million of senior unsecured notes, bringing our total senior unsecured note repurchase for the year to more than $50 million. We also redeemed the remaining $33 million of our 8.75 percent senior subordinated notes at par and expanded our bank facility by $100 million. These transactions resulted in a substantial lowering of our weighted average cost of debt and annual interest expense, greater cash flow, and significant improvement in our overall credit statistics. In addition, the new CMBS structure provides the company greater flexibility with respect to substituting or selling assets in the collateral pool. As demonstrated by the recent sale of the DoubleTree Albuquerque, we now have the ability to sell those collateral assets that do not fit with our long-term strategy, thus reducing future capital requirements and generating proceeds to further reduce our debt.”

The company expects to use asset sale proceeds to continue to reduce its outstanding debt, with particular focus on the company’s $206 million of 10.5 percent senior unsecured notes, which become callable in December 2005. Pending the timing of asset sales, the company currently expects to call between $100 million and $150 million in 2005 with the balance being redeemed in the first quarter of 2006.

Hurricane Update

Damage associated with Hurricane Katrina resulted in the temporary closure of the company’s two New Orleans properties, the 303-room Holiday Inn Select New Orleans Airport and the 23-room boutique Hotel Maison de Ville. The potential financial impact of the closure of these properties on company operations is not expected to be significant.

Three of MeriStar’s Florida properties that suffered damage from the hurricanes last fall remain closed. The Best Western Sanibel Island is expected to open in November, the South Seas Island Resort on Captiva is expected to open in December and the Holiday Inn Walt Disney World re-opening is scheduled for 2006.

Guidance

The company is maintaining its full year adjusted EBITDA guidance of $185 million to $190 million and projects a net loss of $(138) million to $(143) million. The guidance includes $4 million of additional business interruption (BI) insurance gain in the fourth quarter. This BI gain amount reflects the minimum cumulative amount of lost profit expected in the year from the properties impacted by the hurricanes last fall. Recognition of BI gain is subject to numerous requirements, and timing of the recognition of BI gain cannot be certain. RevPAR for the fourth quarter is estimated to increase 9 to 11 percent and 8.5 to 9.5 percent for the full year. Additionally, the company provided the following range of estimates for the fourth quarter and full year:

•	Net loss of $(9) million to $(14) million in the fourth quarter;

•	Adjusted EBITDA of $40 million to $45 million in the fourth quarter;

•	Net loss per diluted share of $(0.10) to $(0.16) in the fourth quarter and $(1.57) to $(1.63) for the full year;

•	FFO per diluted share of $0.10 to $0.16 in the fourth quarter and $(0.50) to $(0.56) for the full year; and

•	Adjusted FFO per diluted share of $0.10 to $0.16 in the fourth quarter and $0.64 to $0.70 for the full year.

See reconciliations of net loss to FFO per diluted share and Adjusted FFO per diluted share and net loss to Adjusted EBITDA included in the tables of this press release. FFO, Adjusted FFO, and Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization and other items) are non-GAAP financial measures and should not be considered as alternatives to any measures of operating results under GAAP. See the notes to financial information for further discussion of these non-GAAP financial measures.

Conference Call

MeriStar will hold a conference call to discuss its third-quarter results today, November 1, 2005, at 11 a.m. Eastern time. Interested parties may visit the company’s Web site at www.meristar.com and click on Investor Relations and then the webcast link.

Interested parties also may listen to an archived webcast of the conference call on the Web site, or may dial (800) 405-2236, reference number 11041610, to hear a telephone replay. The telephone replay will be available through midnight on Tuesday, November 8, 2005.

Arlington, Va.-based MeriStar Hospitality Corporation owns 69 principally upscale, full-service hotels in major markets and resort locations with 19,376 rooms in 22 states and the District of Columbia. The company owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Ritz-Carlton, Westin, Doubletree and Radisson. For more information about MeriStar Hospitality, visit the company’s Web site: www.meristar.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. All statements regarding our expected financial position, business and financing plans are forward-looking statements. Except for historical information, matters discussed in this press release are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: economic conditions generally and the real estate market specifically; supply and demand for hotel rooms in our current and proposed market areas; other factors that may influence the travel industry, including health, safety and economic factors; competition; the level of proceeds from asset sales; cash flow generally, including the availability of capital generally, cash available for capital expenditures, and our ability to refinance debt; the effects of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions, including new laws and regulations and particularly changes to laws governing the taxation of real estate investment trusts; weather conditions generally and natural disasters; rising insurance premiums; rising interest rates; and changes in U.S. generally accepted accounting principles, policies and guidelines applicable to real estate investment trusts. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release or incorporated by reference herein. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

MeriStar Hospitality Corporation

September 30, 2005

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue:
Hotel operations:
Rooms	$130,674	$121,053	$389,870	$378,807
Food and beverage	48,035	44,483	158,322	147,936
Other hotel operations	12,036	12,518	34,787	43,100
Office rental, parking and other revenue	1,908	1,426	4,941	4,021

Total revenue	192,653	179,480	587,920	573,864

Hotel operating expenses:
Rooms	33,041	32,000	95,766	94,565
Food and beverage	36,323	34,762	112,613	109,284
Other hotel operating expenses	7,708	8,182	22,124	27,290
Office rental, parking and other expenses	945	682	2,381	1,938
Other operating expenses:
General and administrative, hotel	32,328	28,770	93,643	88,950
General and administrative, corporate	4,000	2,547	10,361	9,653
Property operating costs	30,947	28,292	89,622	85,796
Depreciation and amortization	25,728	24,599	73,021	73,058
Property taxes, insurance and other	11,092	12,567	33,439	43,337
Loss on asset impairments	40,343	—	40,343	—
Contract termination costs	1,081	—	1,081	—

Operating expenses	223,536	172,401	574,394	533,871

Equity in income/loss of and interest earned from unconsolidated affiliates	2,682	1,600	7,257	4,800
Hurricane business interruption gain	—	—	4,290	—

Operating (loss) income	(28,201)	8,679	25,073	44,793
Minority interest income	3,062	775	3,370	2,392
Interest expense, net	(30,152)	(30,994)	(91,563)	(95,586)
Loss on early extinguishments of debt	(56,151)	—	(57,158)	(7,903)

Loss before income taxes and discontinued operations	(111,442)	(21,540)	(120,278)	(56,304)
Income tax (expense) benefit	(33)	289	(867)	796

Loss from continuing operations	(111,475)	(21,251)	(121,145)	(55,508)

Discontinued operations:
Loss from discontinued operations before income tax	(5,832)	(5,557)	(8,672)	(23,223)
Income tax benefit	—	36	—	159

Loss from discontinued operations	(5,832)	(5,521)	(8,672)	(23,064)

Net loss	$(117,307)	$(26,772)	$(129,817)	$(78,572)

Basic loss per share:
Loss from continuing operations	$(1.27)	$(0.24)	$(1.39)	$(0.70)
Loss from discontinued operations	(0.07)	(0.07)	(0.09)	(0.29)

Loss per basic share	$(1.34)	$(0.31)	$(1.48)	$(0.99)

Diluted loss per share:
Loss from continuing operations	$(1.28)	$(0.25)	$(1.39)	$(0.71)
Loss from discontinued operations	(0.06)	(0.06)	(0.09)	(0.28)

Loss per diluted share	$(1.34)	$(0.31)	$(1.48)	$(0.99)

MeriStar Hospitality Corporation

September 30, 2005

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2005	December 31, 2004
ASSETS
Property and equipment	$2,569,041	$2,581,720
Accumulated depreciation	(513,559)	(506,632)

	2,055,482	2,075,088
Assets held for sale	23,058	—
Investment in and advances to unconsolidated affiliates	71,465	84,796
Prepaid expenses and other assets	35,969	34,533
Insurance claim receivable	37,070	76,056
Accounts receivable, net of allowance for doubtful accounts of $528 and $691	41,922	32,979
Restricted cash	18,839	58,413
Cash and cash equivalents	35,296	60,540

	$2,319,101	$2,422,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$1,613,982	$1,573,276
Accounts payable and accrued expenses	81,638	75,527
Accrued interest	31,719	41,165
Due to Interstate Hotels and Resorts	16,881	21,799
Other liabilities	7,618	11,553

Total liabilities	1,751,838	1,723,320

Minority interests	10,050	14,053
Stockholders’ equity:
Preferred stock, par value $0.01 per share
Authorized – 100,000 shares Issued – none	—	—
Common stock, par value $0.01 per share
Authorized – 100,000 shares Issued – 89,982 and 89,739 shares	900	897
Additional paid-in capital	1,468,504	1,465,658
Accumulated deficit	(868,210)	(738,393)
Common stock held in treasury – 2,491 and 2,372 shares	(43,981)	(43,130)

Total stockholders’ equity	557,213	685,032

	$2,319,101	$2,422,405

MeriStar Hospitality Corporation

September 30, 2005

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (a)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Funds From Operations:
Net loss	$(117,307)	$(26,772)	$(129,817)	$(78,572)
Depreciation and amortization of real estate assets	22,149	24,614	68,146	72,734
Loss on disposal of assets	1,490	2,232	2,527	13,762
Unconsolidated affiliate adjustments	990	—	3,407	—
Minority interest to common OP unit holders	(3,028)	(735)	(1,882)	(2,469)

Funds from operations	$(95,706)	$(661)	$(57,619)	$5,455

Weighted average number of shares of common stock outstanding	89,750	89,662	87,452	82,060

Funds from operations per diluted share	$(1.07)	$(0.01)	$(0.66)	$0.07

Funds From Operations, as adjusted:
Funds from operations	$(95,706)	$(661)	$(57,619)	$5,455
Loss on asset impairments	44,153	2,581	46,989	10,022
Loss on early extinguishments of debt	56,151	—	57,158	7,903
Write off of deferred financing fees	2,321	—	2,531	1,719
Contract termination costs	1,081	—	1,081	—
Minority interest to common OP unit holders	(201)	—	(2,737)	—

Funds from operations, as adjusted	$7,799	$1,920	$47,403	$25,099

Weighted average number of shares of common stock and common stock equivalents outstanding	87,668	89,713	87,579	82,060

Funds from operations per diluted share, as adjusted	$0.09	$0.02	$0.54	$0.31

(a)	See the notes to the financial information for discussion of non-GAAP measures.

MeriStar Hospitality Corporation

September 30, 2005

RECONCILIATION OF NET LOSS TO EBITDA (a)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
EBITDA and Adjusted EBITDA:
Net loss	$(117,307)	$(26,772)	$(129,817)	$(78,572)
Loss from discontinued operations	(5,832)	(5,521)	(8,672)	(23,064)

Loss from continuing operations	(111,475)	(21,251)	(121,145)	(55,508)
Interest expense, net	30,152	30,994	91,563	95,586
Income tax expense (benefit)	33	(289)	867	(796)
Depreciation and amortization (b)	25,728	24,599	73,021	73,058

EBITDA from continuing operations	(55,562)	34,053	44,306	112,340
Loss on asset impairments	40,343	—	40,343	—
Contract termination costs	1,081	—	1,081	—
Minority interest income	(3,062)	(775)	(3,370)	(2,392)
Loss on early extinguishments of debt	56,151	—	57,158	7,903
Equity investment adjustments:
Equity in loss of affiliates	178	—	1,342	—
Distributions from equity investments	561	—	1,352	—

Adjusted EBITDA from continuing operations	$39,690	$33,278	$142,212	$117,851

Loss from discontinued operations	$(5,832)	$(5,521)	$(8,672)	$(23,064)
Interest expense, net	—	—	—	(478)
Income tax benefit	—	(36)	—	(159)
Depreciation and amortization	443	1,375	2,111	5,510

EBITDA from discontinued operations	(5,389)	(4,182)	(6,561)	(18,191)
Loss on asset impairments	3,810	2,581	6,646	10,022
Loss on disposal of assets	1,490	2,231	2,527	13,762

Adjusted EBITDA from discontinued operations	$(89)	$630	$2,612	$5,593

Adjusted EBITDA, total operations	$39,601	$33,908	$144,824	$123,444

(a)	See the notes to the financial information for discussion of non-GAAP measures.

(b)	Depreciation and amortization includes the write-off of deferred financing costs totaling $2.3 million for the three months ended September 30, 2005 and $2.5 million and $1.7 million for the nine months ended September 30, 2005 and 2004, respectively, related to our early extinguishments of debt during these periods.

MeriStar Hospitality Corporation

September 30, 2005

HOTEL OPERATIONAL DATA

SCHEDULE OF COMPARABLE HOTEL RESULTS (a)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Number of hotels	57	57	57	57
Number of rooms	16,619	16,619	16,619	16,619
Comparable hotel revenues:
Rooms	$116,864	$104,312	$348,342	$320,493
Food and beverage	42,632	38,017	139,134	129,126
Other hotel operations	8,638	8,278	25,076	24,485

Comparable hotel revenues (b)	168,134	150,607	512,552	474,104

Comparable hotel expenses:
Room	29,914	27,504	86,697	81,685
Food and beverage	32,202	29,459	98,875	94,489
Other	5,747	5,691	17,094	16,989
General and administrative	28,547	25,964	83,264	78,677
Property operating costs, less management fees	24,458	21,712	69,494	64,697

Comparable hotel expenses (c)	120,868	110,330	355,424	336,537

Comparable Hotel Gross Operating Profit	47,266	40,277	157,128	137,567

Margin	28.1%	26.7%	30.7%	29.0%
Management Fees (c)	4,196	3,754	12,800	11,828
Property taxes, insurance and other (c)	8,891	8,402	26,664	25,854

Comparable Hotel EBITDA, excluding BI (d)	$34,179	$28,121	$117,664	$99,885

Margin	20.3%	18.7%	23.0%	21.1%
Hurricane business interruption gain	—	—	969	—

Comparable Hotel EBITDA, including BI (d)	$34,179	$28,121	$118,633	$99,885

Margin	20.3%	18.7%	23.1%	21.1%

(a)	See the notes to the financial information for discussion of non-GAAP measures, and comparable hotel results and statistics.

MeriStar Hospitality Corporation

September 30, 2005

(b)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues per the consolidated statements of operations	$192,653	$179,480	$587,920	$573,864
Non-comparable hotel revenues	(22,611)	(27,447)	(70,427)	(95,739)
Office rental, parking and other revenue	(1,908)	(1,426)	(4,941)	(4,021)

Comparable hotel revenues	$168,134	$150,607	$512,552	$474,104

(c)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses, management fees, property taxes, insurance and other is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating expenses per the consolidated statements of operations	$223,536	$172,401	$574,394	$533,871
Non-comparable hotel expenses	(18,429)	(22,769)	(54,700)	(76,941)
General and administrative, corporate	(4,000)	(2,547)	(10,361)	(9,653)
Depreciation and amortization	(25,728)	(24,599)	(73,021)	(73,058)
Loss on asset impairments	(40,343)	—	(40,343)	—
Contract termination costs	(1,081)	—	(1,081)	—

Comparable hotel expenses, management fees, property taxes, insurance and other	$133,955	$122,486	$394,888	$374,219

(d)	The reconciliation of comparable hotel EBITDA to operating income per the consolidated statements of operations is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Comparable hotel EBITDA, including BI	$34,179	$28,121	$118,633	$99,885
Non-comparable results, net (e)	4,182	4,678	15,727	18,798
Office rental, parking and other revenue	1,908	1,426	4,941	4,021
General and administrative, corporate	(4,000)	(2,547)	(10,361)	(9,653)
Depreciation and amortization	(25,728)	(24,599)	(73,021)	(73,058)
Loss on asset impairments	(40,343)	—	(40,343)	—
Contract termination costs	(1,081)	—	(1,081)	—
Equity in income/loss of and interest earned from unconsolidated affiliates	2,682	1,600	7,257	4,800
Hurricane business interruption gain at non-comparable hotels	—	—	3,321	—

Operating Income	$(28,201)	$8,679	$25,073	$44,793

(e)	Non-comparable results, net represent all revenues and expenses, other than those of our comparable hotels, and specific revenues and expenses identified above: office rental, parking and other revenue; general and administrative, corporate; depreciation and amortization; loss on asset impairments; contract termination costs and equity in income/loss of and interest earned from unconsolidated affiliates.

MeriStar Hospitality Corporation

September 30, 2005

FORECASTED RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS

(In millions, except per share amounts)

	Three Months Ending December 31, 2005
	Low-end of range	High-end of range
Forecasted Funds from Operations:
Net loss (a)	$(14)	$(9)
Adjustments to forecasted net loss:
Depreciation and amortization of real estate assets	22	22
Unconsolidated affiliate adjustments	1	1
Minority interest to common OP unit holders	—	—

Funds from operations	$9	$14
Weighted average diluted shares of common stock and common OP units outstanding	90	90

Funds from operations per diluted share	$0.10	$0.16

Funds From Operations, as adjusted:
Funds from operations	$9	$14
Loss on asset impairments	—	—
Loss on early extinguishments of debt	—	—

Funds from operations, as adjusted	$9	$14
Weighted average number of shares of common stock and common stock equivalents outstanding	90	90

Funds from operations per diluted share, as adjusted	$0.10	$0.16

	Year Ending December 31, 2005
	Low-end of range	High-end of range
Forecasted Funds from Operations:
Net loss (a)	$(143)	$(138)
Adjustments to forecasted net loss:
Depreciation and amortization of real estate assets	90	90
Unconsolidated affiliate adjustments	4	4
Minority interest to common OP unit holders	(4)	(4)
Loss on disposal of assets	3	3

Funds from operations	$(50)	$(45)
Weighted average number of shares of common stock and common OP units outstanding	90	90

Funds from operations per diluted share	$(0.56)	$(0.50)

Funds From Operations, as adjusted:
Funds from operations	$(50)	$(45)
Loss on asset impairments	47	47
Contract termination fees	1	1
Loss on early extinguishments of debt	57	57
Write-off of deferred financing costs	3	3

Funds from operations, as adjusted	$58	$63
Weighted average number of shares of common stock and common stock equivalents outstanding	90	90

Funds from operations per diluted share, as adjusted	$0.64	$0.70

(a)	Forecasted net loss does not include any possible future losses on asset impairments, gains or losses on the sale of assets, gains or losses on early extinguishment of debt, or gains or losses on property damage insurance recoveries.

MeriStar Hospitality Corporation

September 30, 2005

FORECASTED RECONCILIATION OF NET LOSS TO EBITDA

(In millions)

	Three Months Ending December 31, 2005
	Low-end of range	High-end of range
EBITDA and Adjusted EBITDA:
Net loss (a)	$(14)	$(9)
Interest expense, net	30	30
Depreciation and amortization	24	24

EBITDA	40	45
Equity investment adjustments:
Equity in income of affiliates	(1)	(1)
Distributions from equity investments	1	1
Minority interest to common OP unit holders	—	—

Adjusted EBITDA	$40	45

	Year Ending December 31, 2005
	Low-end of range	High-end of range
EBITDA and Adjusted EBITDA:
Net loss (a)	$(143)	$(138)
Interest expense, net	122	122
Depreciation and amortization	96	96
Write-off of deferred financing costs	3	3

EBITDA	78	83
Loss on asset impairments	47	47
Contract termination fees	1	1
Loss on early extinguishments of debt	57	57
Equity investment adjustments:
Equity in income of affiliates	—	—
Distributions from equity investments	3	3
Minority interest to common OP unit holders	(4)	(4)
Loss on disposal of assets	3	3

Adjusted EBITDA	$185	190

(a)	Forecasted net loss does not include any possible future losses on asset impairments, gains or losses on the sale of assets, gains or losses on early extinguishment of debt, or gains or losses on property damage insurance recoveries.

MeriStar Hospitality Corporation

September 30, 2005

NOTES TO FINANCIAL INFORMATION

Funds From Operations

Substantially all of our non-current assets consist of real estate, and, in accordance with accounting principles generally accepted in the United States, or GAAP, those assets are subject to straight-line depreciation, which reflects the assumption that the value of real estate assets, other than land, will decline ratably over time. That assumption is often not true with respect to the actual market values of real estate assets (and, in particular, hotels), which fluctuate based on economic, market and other conditions. As a result, management and many industry investors believe the presentation of GAAP operating measures for real estate companies to be more informative and useful when other measures, adjusted for depreciation and amortization, are also presented.

In an effort to address these concerns, the National Association of Real Estate Investment Trusts, or NAREIT, adopted a definition of Funds From Operations, or FFO. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains or losses from sales of real estate, real estate-related depreciation and amortization, and after comparable adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. Extraordinary items and cumulative effect of changes in accounting principles as defined by GAAP are also excluded from the calculation of FFO. As defined by NAREIT, FFO also does not include reductions from asset impairment charges. The SEC, however, recommends that FFO includes the effect of asset impairment charges, which is the presentation we have adopted for all historical presentations of FFO. We believe FFO is an indicative measure of our operating performance due to the significance of our hotel real estate assets and provides beneficial information to investors.

Adjusted FFO represents FFO excluding the effects of gains or losses on early extinguishments of debt, write-offs of deferred financing costs, contract termination costs and, in accordance with the NAREIT definition of FFO, asset impairment charges. We exclude the effects of gains or losses on early extinguishments of debt, write-offs of deferred financing costs, contract termination costs and asset impairment charges because we believe that including them in Adjusted FFO does not fully reflect the operating performance of our remaining assets. We believe Adjusted FFO is useful for the same reasons we believe that FFO is useful, but we also believe that Adjusted FFO enables us and the investor to consider our operating performance without considering the items we exclude from our definition of Adjusted FFO.

Consolidated Earnings Before Interest, Income Taxes, Depreciation and Amortization

EBITDA represents consolidated earnings before interest, income taxes, depreciation and amortization and includes operations from the assets included in discontinued operations. We further adjust EBITDA for the effect of capital market transactions that would result in a gain or loss on early extinguishments of debt, contract termination costs, the earnings effect and distributions related to equity method investments, as well as the earnings effect of asset dispositions and any impairment assessments, resulting in the measure that we refer to as “Adjusted EBITDA.” We exclude the effect of gains or losses on early extinguishments of debt, contract termination costs, the earnings effect and distributions related to equity method investments, as well as the earnings effect of asset dispositions and impairment assessments because we believe that including them in Adjusted EBITDA does not fully reflect the operating performance of our remaining assets.

We also believe Adjusted EBITDA provides useful information to investors regarding our financial condition and results of operations because Adjusted EBITDA is useful in evaluating our operating performance. Furthermore, we use Adjusted EBITDA to provide a measure of performance that can be isolated on an asset-by-asset basis to determine overall property performance. We believe that the rating agencies and a number of our lenders also use Adjusted EBITDA for those purposes. We also use Adjusted EBITDA as one measure in determining the value of acquisitions and dispositions.

MeriStar Hospitality Corporation

September 30, 2005

Comparable Hotel Operating Results and Statistics

We present certain operating statistics (i.e., RevPAR, ADR and average occupancy) and operating results (revenues, expenses and operating profit) for the periods included in this report on a comparable hotel basis as supplemental information for investors. We define our comparable hotels as properties (i) that are owned by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared, (ii) that have not sustained substantial property damage during the reporting periods being compared, and (iii) that are not planned for disposition as of the end of the period. Of the 69 hotels that we owned as of September 30, 2005, 57 have been classified as comparable hotels. The operating results of one hotel classified as held-for-sale and reflected in discontinued operations, nine hotels significantly affected by the hurricanes, and the two hotels acquired in 2004 that we owned as of September 30, 2005, are excluded from comparable hotel results for these periods. Additionally, changes in estimates to property tax expense, which are recorded when known, have been allocated to the period to which they relate, in order to maintain comparability between periods.

We present these comparable hotel operating results by eliminating corporate-level revenues and expenses, as well as depreciation and amortization and loss on asset impairments. We eliminate corporate-level revenues and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes over time. Because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. We eliminate loss on asset impairments because these non-cash expenses are primarily related to our non-comparable properties, and do not reflect the operating performance of our comparable assets.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses or operating profit and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent that they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to management and investors.